Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES 2022 FOURTH QUARTER
LEASING, PIPELINE AND CORPORATE UPDATES

NEW YORK, NEW YORK (January 9, 2023) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced the following leasing, acquisition, development and business updates for the three months ended December 31, 2022:

Highlights

●	Executed six leases totaling 543,000 square feet across the Company’s portfolio and acquisition pipeline. The Company’s acquisitions under contract in the Nashville and Charleston markets are now 100.0% pre-leased.
●	Completed the sale of the Company’s office/flex portfolio for a sale price of $11.0 million.
●	Entered into an agreement to purchase approximately 75 acres of fully entitled land in the Orlando, Florida market which can support the construction of three buildings totaling approximately 575,000 square feet, for a purchase price of $18.0 million.
●	Entered into an agreement to sell approximately 11.5 acres of undeveloped land in Windsor, Connecticut for $1.8 million.
●	Announced a quarterly cash dividend of $0.18 per share of common stock for the fourth quarter of 2022 which represents a 12.5% increase over the prior quarter.
●	As of December 31, 2022, the stabilized[1] portfolio was 98.8% leased and the total in-service portfolio was 97.2% leased.

Leasing Activity

During the 2022 fourth quarter, INDUS executed six leases totaling 543,000 square feet across its portfolio and acquisition pipeline:

●	127,000 square foot lease extension in the Hartford, Connecticut market that is expected to commence in 2024. This early extension is for an additional two years at a starting cash rent that is 15.9% above the recently executed renewal rate.
●	48,000 square feet across two first generation leases at the Company’s recently delivered two-building development project in the Orlando, Florida market (“Landstar Logistics”). With the addition of these leases, Landstar Logistics is now 49.3% leased.
●	105,000 square feet across two first generation leases at the Company’s planned acquisition in the Nashville, Tennessee market, bringing the project to 100.0% pre-leased prior to closing.
●	263,000 square foot first generation lease at the Company’s planned acquisition in the Charleston, South Carolina market, bringing the building to 100.0% pre-leased prior to closing.

As of December 31, 2022, INDUS’ 42 buildings aggregated 6.1 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized properties were as follows:

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2022	2022	2022	2022
Percentage Leased	97.2%	97.6%	99.4%	100.0%
Percentage Leased - Stabilized Properties	98.8%	100.0%	100.0%	100.0%

Acquisition Pipeline

The following is a summary of INDUS’ pipeline of acquisitions under contract as of December 31, 2022:

				Purchase
		Building		Price	Expected
Market	Building Count	Size (SF)	Type	(in millions)	Closing
Charleston	1	263,000	Forward (100% pre-leased)	$28.0	Q1 2023
Nashville[2]	2	184,000	Forward (100% pre-leased)	$28.4	Q2 2023
Greenville-Spartanburg	1	280,000	Forward	$28.5	Q2 2023
Charlotte	1	231,000	Forward	$21.2	Q3 2023
Total Acquisition Pipeline	5	958,000		$106.1

The acquisitions in INDUS’ pipeline are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

The following is a summary of INDUS’ development pipeline as of December 31, 2022:

				Estimated
		Building		Total Budget	Expected
Project	Market	Size (SF)	Type	(in millions)	Delivery
American Parkway (one building)	Lehigh Valley	206,000	Speculative	$28.1	Q3 2023

Additionally, the following is a summary of INDUS’ land for future expected development that is owned or under contract as of December 31, 2022:

				Purchase	Expected
		Building		Price of Land	Land
Project	Market	Size (SF)	Acreage	(in millions)	Closing
Windsor Land (one building)	Lehigh Valley	91,000	8	$6.5	Completed
Lehigh Valley Land (one building)	Lehigh Valley	90,000	11	$2.3	Q1 2023
Orlando Land (three buildings)	Orlando	575,000	75	$18.0	Q1 2023
Charlotte Land (four buildings)	Charlotte	597,000	231	$4.8	Q4 2023

Closing on the purchase of the land parcels under contract and the commencement, completion and/or stabilization of the projects in the development pipeline and on the land for expected future development are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, or at all.

Corporate Updates

During the 2022 fourth quarter, the Company completed the sale of its office/flex portfolio, including a small storage building used in the operations of the portfolio (the “Office/Flex Portfolio”), for a sale price of $11.0 million. The Office/Flex Portfolio was comprised of eight buildings totaling 193,000 square feet located in Bloomfield, Connecticut.

With the disposition of the Office/Flex Portfolio, INDUS is now a pure-play industrial/logistics real estate business with a modern portfolio located in select high-growth markets.

Additionally, INDUS entered into an agreement to sell approximately 11.5 acres in Windsor, Connecticut (“825 Prospect Hill”) for $1.8 million. Including 825 Prospect Hill, the Company has several agreements in place to sell undeveloped land parcels in Connecticut for total proceeds of approximately $26.7 million. These land sales, which are anticipated to close over the course of 2023, are subject to a number of contingencies including the completion of due diligence and/or receipt of regulatory approvals by the purchasers. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

In November, the Company completed the second draw totaling $30.0 million under its Delayed Draw Term Loan facility (the “DDTL”). As of December 31, 2022, the Company has drawn $90.0 million under the $150.0 million DDTL facility. The Company expects to draw the remaining $60.0 million available by the end of April 2023.

During the 2022 fourth quarter, INDUS announced that its Board of Directors declared a cash dividend of $0.18 per share of common stock, which will be payable on January 17, 2023 to stockholders of record on December 30, 2022.

As previously disclosed, on November 27, 2022 the Company received an unsolicited, non-binding proposal for an acquisition of the Company’s outstanding common stock. The Company’s Board of Directors is actively evaluating the best path forward for the Company to maximize shareholder value. The Company undertakes no duty to provide updates as to the Company’s evaluation process.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 buildings totaling 6.1 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions and dispositions under agreements, pre-leasing agreements, construction and development plans and timelines, the expected total development and stabilization costs of developments in INDUS’ pipeline and the non-binding proposal to acquire the Company and the Company’s related evaluation.. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as updated by other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

1Stabilized properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

2In December 2022, INDUS and the seller of the two-building Nashville forward portfolio executed an amendment to the Purchase and Sale Agreement which lowered the purchase price on the portfolio from $31.5 million to $28.4 million.